EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post Effective Amendment Registration Statement on Form S-2 of PDG Environmental, Inc. (No. 333-115669) of our report dated April 15, 2005 with respect to the consolidated financial statements of PDG Environmental, Inc. included in its Annual Report on Form 10-K for the three years ended January 31, 2005. We also consent to the reference to our firm in the Experts section of the registration statement.

/s/ Parente Randolph, LLC

Pittsburgh, Pennsylvania
September 19, 2005

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